UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

Commission File Number: 000-52728

NORTHPORT NETWORK SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

76-0674579
(IRS Employer Identification Number)

Suite #4200, 601 Union Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)

(206) 652-3451
(Registrant's telephone no., including area code)

Northport Capital, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

     On October 9, 2008, Northport Capital, Inc., a Colorado corporation (the “Company”) held its annual meeting of shareholders at 1:00 p.m. in Dalian, China. At this meeting, the shareholders voted and approved the following measures:

     (i) The shareholders approved a plan of merger for the reincorporation of the Company from Colorado to Washington State, and also changed the name of the Company to “Northport Network Systems, Inc.”;

     (ii) The shareholders approved a requirement that not less than twenty-five percent (25%) of all the votes entitled to be cast on an issue will have the right to call a special meeting of the shareholders by submitting a written demand to the Company;

     (iii) The shareholders elected Zhao Yan, Zhongbo Jia and James Wang to serve as directors of the Company;

     (iv) The shareholders approved the authorization of one hundred million (100,000,000) shares of preferred stock with a par value of $.001 in connection with the reincorporation merger;

     (v) The shareholders approved the Company’s 2008 Stock Option Plan authorizing the issuance of two million seven hundred fifty thousand (2,750,000) shares of common stock of the Company; and

     (vi) The shareholders approved the appointment of Jimmy C.H. Cheung & Co. as the Company’s independent accountants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.3	Agreement and Plan of Merger by and between Northport Capital, Inc. and Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein

3.4	Articles of Incorporation of Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein

3.5	Bylaws of Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT CAPITAL, INC.

Date: November 14, 2008	By:	/s/ Zhao Yan
Zhao Yan
Chief Executive Officer

EXHBIT INDEX

Number	Document(s)	Location

2.3	Agreement and Plan of Merger by and between Northport Capital, Inc. and Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein

3.4	Articles of Incorporation of Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein

3.5	Bylaws of Northport Network Systems, Inc.	Attached hereto and incorporated by reference herein